Item 77C

Scudder Large Company Growth Fund, a series of INVESTMENT TRUST

The Proxy Statements on Schedule 14A for Investment Trust (File No. 811-43), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 27, 2002.